Exhibit (h)(1)(xi)

Execution

Amendment

To

Transfer Agency Services Agreement

(Unified Agreement)

This Amendment To Transfer Agency Services Agreement (“Amendment”), dated as of May 1, 2024 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the investment companies listed on the signature page to this Amendment (individually, “Investment Company”; collectively, “Investment Companies”), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, “Portfolio”; collectively, “Portfolios”), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010, an Amendment To Transfer Agency Services Agreement, dated as of February 8, 2011, an Amendment To Transfer Agency Services Agreement, dated as of January 1, 2019, an Amendment To Transfer Agency Services Agreement, dated as of May 1, 2019, an Amendment To Transfer Agency Services Agreement, dated as of November 5, 2019, an Amendment To Transfer Agency Services Agreement, dated as of May 1, 2020, an Amendment To Transfer Agency Services Agreement, dated as of April 4, 2022, an Amendment to Transfer Agency Services Agreement, dated as of October 21, 2022, an Amendment to Transfer Agency Services Agreement, dated as of November 18, 2022, and an Amendment to Transfer Agency Services Agreement, dated as of February 9, 2023 (collectively, the “Current Unified Agreement”). The parties intend that the Current Unified Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Unified Agreement. The Current Unified Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of May 1, 2024 (the “Effective Date”), between BNYM and the Investment Companies (the Current Unified Agreement as so amended being the “Amended Unified Agreement”).

2.Adoption of Amended Unified Agreement by New Portfolios. Each Portfolio that has been added to Exhibit A by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Amended Unified Agreement as of the Effective Date, or if BNYM commenced providing services to the Portfolio prior to the Effective Date, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Unified Agreement as of such date. The term "Portfolio" has the same meaning in this Amendment as it has in the Amended Unified Agreement.

3.Remainder of Amended Unified Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Amended Unified Agreement shall remain in full force and effect.

4.Governing Law. The governing law provision of the Amended Unified Agreement shall be the governing law provision of this Amendment.

Execution

5.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Unified Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.	Voya Enhanced Securitized Income Fund

By: __________________________________

Name: Michael Green

Managing Director

Title: __________________________________

Each on its own behalf and, to the extent applicable, on behalf of each of its Portfolios listed on Exhibit A to the Amended Unified Agreement, each in its individual and separate capacity

By:	________________________________
Name:	Todd Modic______________________
Title:	Senior Vice President_______________